                                                                    Exhibit 99.1
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FROM:          LONE STAR STEAKHOUSE & SALOON, INC.
               224 East Douglas, Suite 700
               P.O. Box 12726
               Wichita, Kansas 67277

               Rubenstein Associates, Inc.
               Public Relations - Tel:  212-843-8050/212-843-8054
               Contact:  Robert Solomon/John Henderson
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FOR IMMEDIATE RELEASE
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   LONE STAR STEAKHOUSE & SALOON, INC. ANNOUNCES THE APPOINTMENT OF THREE NEW
   INDEPENDENT DIRECTORS, REDEMPTION OF `POISON PILL' RIGHTS AND SUBMISSION OF
                  PROPOSAL TO DE-STAGGER THE BOARD OF DIRECTORS

WICHITA, KANSAS, November 15, 2001 - Lone Star Steakhouse & Saloon, Inc. (Nasdaq
National Market: STAR) today announced it has taken several steps as part of its
continuing   evaluation  of  corporate  governance  matters  and  the  Board  of
Directors' focus on improving  stockholder  value. The Board has decided to: (i)
increase to eight the number of  directors on the Board by the addition of three independent directors;  (ii) redeem its stock purchase rights, commonly known as a "poison pill";  and (iii) ask  stockholders to approve a charter  amendment at its next  annual  meeting to  eliminate  the  present  staggered  terms and have directors elected annually starting with its 2003 annual meeting.

            To fill the  vacancies  created by the  increase  in the size of the
Board, Tommy LaSorda, Michael A. Ledeen and Mark Saltzgaber have been elected to the Board with terms  expiring at the annual  meeting of  stockholders  in 2003,
2004, and 2004 respectively. Mr. LaSorda, a member of the Baseball Hall of Fame, is  currently a Senior Vice  President  of the Los Angeles  Dodgers.  He was the
manager of the gold  medal  winning  United  States  Baseball  Team for the 2000
Summer Olympic Games in Sydney, Australia and was the manager of the Los Angeles
Dodgers for 20 years.  Mr. Ledeen is a resident  scholar in the Freedom Chair at the  American  Enterprise  Institute  and the Vice  Chairman  of the  U.S.-China
Security Review Commission.  An expert in contemporary history and international affairs, Mr. Ledeen contributes frequently to the

                                     -more-

Wall Street Journal,  the Weekly Standard,  National Review,  and Commentary and
serves  as a  foreign  editor  of the  American  Spectator.  During  the  Reagan administration, he was a consultant to the National Security Adviser, the Office of the Secretary of Defense,  and the State Department and was a special adviser to the  Secretary of State.  He is the author of twelve  books,  including  most recently  Tocqueville on American  Character (St.  Martin's  Press,  2000).  Mr.
Saltzgaber,  an experienced  investment banker in the restaurant industry,  is a founding  member  of  Dorset  Capital.  Prior to  joining  Dorset  Capital,  Mr.
Saltzgaber was a Managing  Director in the Equity Capital Markets  Department at
Montgomery  Securities  responsible  for advising  growth  companies  within the consumer spectrum.

            Clark Mandigo, the Chairman of the Board of the Company, stated that
"the addition of these three well qualified  individuals  adds tremendous  depth and  strength to our Board and will help us to meet the  challenges  ahead." Mr.
Mandigo  further stated "that the redemption of our poison pill and the proposed amendment for  de-staggering  the Board should help address the concerns of some institutional  stockholders,  allowing  the  Board to focus  on its  efforts  to improve operating  results,  as evidenced by the Company's third quarter results and enhanced stockholder value."

            The Board  announced that it will redeem the stock  purchase  rights issued pursuant to the Rights  Agreement  dated as of October 3, 1997,  commonly known as a "poison  pill." In  redeeming  the  rights,  the Board  authorized  a one-time payment to stockholders of $.01 per common share, which will be paid on
December 10, 2001, to stockholders of record on November 21, 2001.  Stockholders do not have to take any action to receive the redemption payment and do not have to exchange their stock certificates.

            The  proposal  to amend  the  Company's  charter  to  eliminate  the staggered terms of directors and reelect them annually  commencing with the 2003 annual  meeting  will be  included  on the  agenda for its 2002  annual  general meeting of shareholders.
                                     -more-

            Lone Star Steakhouse & Saloon, Inc. owns and operates a chain of 248 domestic and 26  international  Lone Star Steakhouse & Saloon  restaurants.  The
Company also owns and  operates 5 Del Frisco's  Double Eagle Steak Houses and 15
Sullivan's Steakhouses.

This  press  release  contains  certain  forward-looking  statements,  which are intended to be covered by the safe  harbors  created by the  Private  Securities
Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements  involve risks and uncertainty,  including  without  limitation,  the ability  of the  Company  to  legally  set aside  funds for the  payment of cash dividends.  Although the Company  believes that the  assumptions  underlying the
forward-looking   statements  contained  herein  are  reasonable,   any  of  the
assumptions could be inaccurate,  and therefore,  there can be no assurance that the  forward-looking  statements included in this press release will prove to be accurate. In light of significant  uncertainties inherent in the forward-looking statements  included  herein,  the inclusion of such  information  should not be regarded  as a  representation  by the  Company  or any  other  person  that the objectives and plans of the Company will be achieved.